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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2004 (September 7, 2004) Date of Report (Date of earliest event reported)
ACCESS ANYTIME BANCORP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-28894 (Commission File Number)	85-0444597 (IRS Employer Identification No)
5210 Eubank Blvd, NE Albuquerque, New Mexico 87111 (Address of principal Executive offices)
(505) 299-0900 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure

As reported in the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 of Access Anytime Bancorp, Inc. (the "Company"), on July 30, 2004 the Company's Board of Directors approved the engagement of an investment banking firm, Howe Barnes Investments, Inc. ("Howe Barnes"), to serve as private placement agent in connection with a proposed private placement of approximately $3 million of newly issued common stock, $.01 par value ("Common Stock"), of the Company.

On September 7, 2004, the Company executed a Placement Agent Agreement with Howe Barnes as placement agent. The Placement Agent Agreement provides for the offering, for cash, by the Company of 240,000 shares of Common Stock (the "Offered Shares") at $13.00 per share, for a total offering price of $3,120,000. Under the Placement Agent Agreement, Howe Barnes would receive a placement fee of 4% of the aggregate offering amount of shares sold by it to investors, and 3% for any sales to affiliates of Howe Barnes. The Placement Agent agreed to sell the Offered Shares on a "best efforts" basis. The Offered Shares have not yet been sold, and there can be no assurance that they will be sold by Howe Barnes on the proposed terms. Appropriate filings under Item 3.02 of Form 8-K will be made upon the sale of the Offered Shares. The Offered Shares will be offered to "accredited investors" in exempt private placement transactions under the Securities Act of 1933 pursuant to Regulation D of the Securities & Exchange Commission ("SEC").

Statements made in this Form 8-K and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions investors not to place undue reliance on these statements. Factors that could cause actual results to differ, and that will affect the Company's future financial condition, cash flow and operating results include changes in economic conditions in the Company's or AccessBank's market area, changes in policies or adverse decisions by regulatory agencies, fluctuations in interest rates, demand for loans in the AccessBank's market area and competition. Further discussion regarding the factors affecting Access Anytime BancCorp, Inc. that could cause actual results to differ from those expressed or implied by forward-looking statements is contained in the Company's current and future Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K filed with the SEC.

The securities to be issued in the proposed private placement of newly issued Company stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: September 7, 2004
	By:	/s/ Don K. Padgett Don K. Padgett, President (Duly Authorized Representative)

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  Item 7.01 Regulation FD Disclosure
SIGNATURES